EXHIBIT 4.16
Stock Option Agreement by and Between the Company and Stephen Giordano



                             STOCK OPTION AGREEMENT

               WHEREAS, Room Plus, Inc. (the "Company") and Stephen Giordano ("Grantee") are parties to a Stock Option Agreement dated September 21, 1998 (the "Prior Option"); and

               WHEREAS, the Company and the Grantee have agreed to cancel the Prior Option and to enter into this Stock Option Agreement ("Option") pursuant to which Grantee shall have an option to purchase up to 100,000 shares of the Company's Common Stock, par value $.00133 per share, on the terms and conditions hereinafter set forth.

               NOW, THEREFORE, the Company and the Grantee agree that the Prior Option is hereby cancelled and that, pursuant to this Option, the Grantee shall have the option to purchase the number of shares of the Company's Common Stock specified below, during the term ending at midnight (prevailing local time at the Company's principal offices) on the expiration date of this Option specified below, at the option exercise price specified below, subject to and upon the following terms and conditions:

               1. Identifying Provisions: As used in this Option, the following termsshall have the following respective meanings:

                      (a)    Grantee:  Stephen Giordano

                      (b)    Date of grant: February 5, 1999

                      (c)    Number of shares optioned: 100,000

                      (d)    Option exercise price per share: $0.75

                      (e)    Expiration date: September 20, 2003

                      (f) Employment Agreement: the Employment Agreement dated as of September 21, 1998 between the Company and the Grantee, together with any amended or successor employment agreement (References herein to any "Section" of the Employment Agreement shall refer to the corresponding sections of the Employment Agreement dated September 21, 1998 and any comparable provision of any amended or successor employment agreement.)

               This Option is not intended to be and shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code.

               2. Exercise Schedule: Subject to Section 3 hereof, this Option shall vest and become exercisable as follows: This Option shall become exercisable in respect of 11,200 shares on February 8, 1999, in respect of an additional 2800 shares on the 21st day of each month thereafter to and including August 21, 2001 and in respect of 2000 shares on September 21, 2001

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(each such date a "Vesting Date") and shall be exercisable in whole or in part, from time to time, on or prior to the expiration date.

               3. Additional Exercise Provisions: Notwithstanding the provisions of Section 2, the exercise of this Option shall be subject to the following additional provisions:

               (a) If the Grantee's employment shall be terminated for Cause pursuant to Section 6.1 of the Employment Agreement by reason of a criminal conviction covered by Section 6.3(c) thereof, this Option, including all rights of exercise, shall expire and terminate forthwith upon the effective date of such termination for Cause; in addition, if the Company gives notice to the Grantee pursuant to Section
                      6.3 of the Employment Agreement of its intention to terminate Grantee's employment for Cause based on subsection (c) thereof, Grantee's right to exercise this Option shall be suspended during such period of notice;

               (b) If the Grantee's employment is terminated by the Company pursuant to (i) Section 2.2 of the Employment Agreement effective at the end of the Initial Term (as therein defined) or (ii) Section 6.1(a) (death) or Section 6.1(b) (disability) of the Employment Agreement , this Option shall thereupon become exercisable in respect of such additional number of shares in respect of which it would have become exercisable in the 12-month period immediately following such termination of employment;

               (c) If the Grantee's employment by the Company is terminated by the Grantee pursuant to Section 6.1(d) ("Good Reason") or Section 6.1(e) ("Change of Control") of the Employment Agreement or by the Company under any of the circumstances covered by Section 6.6(E) ("Termination by the Employer Without Cause") thereof, this Option shall thereupon become exercisable in respect of all shares for which the Vesting Date had not occurred prior to such termination of employment ; provided, however, -------- that, in the event of a termination of Grantee's employment by the Company under circumstances covered by Section 6.6(E) prior to the end of the Initial Term, this Option shall become exercisable only in respect of the number of shares for which the Vesting Date would have occurred on or prior to the second anniversary of the Effective Date (as therein defined); and

               (d) Except as set forth in (b) and (c) of this Section 3, if Grantee ceases to be employed by the Company for any reason, this Option shall not at any time become exercisable in respect of any shares for which the Vesting Date had not occurred prior to such termination of employment.

               4. Non-Transferable: The Grantee may not transfer this Option except by will or the laws of descent and distribution. This Option shall not be otherwise transferred, assigned, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise, and


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shall be exercisable during the Grantee's lifetime only by the Grantee or his guardian or legal representative.

               5. Adjustments and Corporate Reorganizations: If the outstanding shares of the class then subject to this Option are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities for which the unexercised portions of this Option may thereafter be exercised, all without any change in the aggregate exercise price applicable to the unexercised portions of this Option, but with a corresponding adjustment in the exercise price per share or other unit. No fractional share of stock shall be issued under this Option or in connection with any such adjustment. Such adjustments shall be made by or under authority of the Company's board of directors whose determinations as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

               In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merger with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then Grantee shall have the right thereafter to receive, upon exercise of this Option, the number of shares of common stock of the successor or acquiring corporation or of the company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Option is exercisable immediately prior to such event (including after giving effect to the accelerated vesting referred to in Section 3). In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor and acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Option to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Common Stock for which this Option is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section
5. For purposes of this Section 5, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscriber for or purchase any such stock. The foregoing provisions of this Section 5 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

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               6. Exercise, Payment For and Delivery of Stock: This Option may
be exercised by the Grantee or other person then entitled to exercise it by giving five (5) business days' written notice of exercise to the Company specifying the number of shares to be purchased and the total purchase price, accompanied by a check to the order of the Company in payment of such price. If the Company is required to withhold an account of any present or future tax imposed as a result of such exercise, the notice of exercise shall be accompanied by a check to the order of the Company in payment of the amount of such withholding.

               7. Alternative Payment with Stock: Notwithstanding the foregoing provisions requiring payment by check, payment of such purchase price or any portion thereof may be made with shares of stock of the same class as the shares then subject to this Option, if shares of that class are then publicly traded (as defined below), such shares to be credited toward such purchase price at the Market Price thereof as defined in Section 8, in which event the stock certificates evidencing the shares so to be used shall accompany the notice of exercise and shall be duly endorsed or accompanied by duly executed stock powers to transfer the same to the Company; provided, however, that such payment in stock instead of cash shall not be effective and shall be rejected by the Company if (i) the Company is then prohibited from purchasing or acquiring shares of the class of its stock thus tendered to it, or (ii) the right or power of the person exercising the Option to deliver such shares in payment of said purchase price is subject to the prior interests of any other person (excepting the Company), as indicated by legends upon the certificate(s) or as known to the Company. For purposes of this Section, "publicly traded" shares are those which are listed or admitted to unlisted trading privileges on a national securities exchange or as to which sales or bid and offer quotations are reported in the automated quotation system ("NASDAQ") operated by the National Association of Securities Dealers, Inc. ("NASD"). If the Company rejects the payment in stock, the tendered notice of exercise shall not be effective hereunder unless promptly after being notified of such rejection the person exercising the Option pays the purchase price in acceptable form. If and while payment of the purchase price with stock is permitted in accordance with the foregoing provisions, the person then entitled to exercise this Option may, in lieu of using previously outstanding shares therefor, use some of the shares as to which this Option is then being exercised, in which case the notice of exercise need not be accompanied by any stock certificates but shall include a statement directing the Company to withhold so many of the shares that would otherwise have been delivered upon that exercise of this Option as equals the number of shares that would have been transferred to the Company if the purchase price had been with previously issued stock.

               8. Definition of Market Price: The Market Price of a share of stock or other securities on any day shall mean the average closing price of a share of Common Stock or other security for the 5 consecutive trading days preceding such day on the principal national securities exchange or NASDAQ system on which the shares of Common Stock or securities are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange or NASDAQ system, the average of the reported bid and asked prices during such 5 trading day period in the over-the-counter market as furnished by the National Quotation Bureau, Inc., or, if such firm is not then engaged in such business selected by the Company, or, if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company, or if the shares of Common Stock or securities are not publicly traded, the Market Price

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for such day shall be the fair market value thereof as determined in good faith by the Board of Directors of the Company.

               9. Rights in Shares Before Issuance and Delivery: No person shall be entitled to the privileges of stock ownership in respect of any shares issuable upon exercise of this Option, unless and until such shares have been issued to such person as fully paid shares.

               10. Requirements of Law of Stock Exchanges: By accepting this Option, the Grantee represents and agrees for himself and his transferees by will or the laws of descent and distribution that, unless a registration statement under the Securities Act of 1933 is in effect as to shares purchased upon any exercise of this Option, (i) any and all shares so purchased shall be acquired for his personal account and not with a view to or for sale in connection with any distribution, and (ii) each notice of the exercise of any portion of this Option shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the shares are being so acquired in good faith for his personal account and not with view to or for sale in connection with any distribution.

               No certificate or certificates for shares of stock purchased upon exercise of this Option shall be issued and delivered prior to the admission of such shares to listing on notice of issuance on any stock exchange on which shares of that class are then listed, nor unless and until, in the opinion of counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of or incur any liability under any federal, state or other securities law, any requirement of any securities exchange listing agreement to which the Company may be a party, or any other requirement of law or of any regulatory body having jurisdiction over the Company.

               Notwithstanding the foregoing , the company agrees to use its best efforts to cause a registration statement on Form S-8 (or comparable form) to be filed with the Securities and Exchange Commission in respect of the shares underlying this Option and to become effective and to take all steps as may be necessary to cause such shares to be eligible for trading on any stock exchange on which the Company's Common Stock is traded.

               11. Notices: Any notice to be given to the Company shall be addressed to the Company in care of its Secretary as its principal office, and any notice to be given to the Grantee shall be addressed to him at the address given beneath his signature hereto or at such other address as the Grantee may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

               12. Applicable Law: This Option shall be construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed therein.

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               IN WITNESS WHEREOF, the Company has granted this Option as of the date of grant specified above.

                                           ROOM PLUS, INC.


                                           By: /s/ Marc Zucker
                                              ---------------------------------

                                           Title: President of Merchandising
                                                 ------------------------------
ACCEPTED:

/s/ Stephen Giordano
---------------------------------
Grantee
Stephen Giordano
427 Portside Drive
Edgewater, New Jersey 07024